Exhibit 99.1

             SigmaTron International, Inc. Press Release

    ELK GROVE VILLAGE, Ill.--(BUSINESS WIRE)--Aug. 4, 2004--SigmaTron International, Inc. (Nasdaq:SGMA) is pleased to announce that it has acquired the interest of outside investors in its affiliate SMT Unlimited, L.P. ("SMTU") and the general partner of SMTU, SMT Unlimited, Inc., bringing the interest of the Company in SMTU to just over 80% on a fully diluted basis. SMTU's managers have indicated their willingness to remain with the operation. The Company believes that increasing its ownership in SMTU is consistent with its strategy of providing seamless service to its customers through operations in the United States, Mexico and China.

    CONTACT: SigmaTron International, Inc.
             Linda K. Blake, 800-700-9095